UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2018

UNITED COMMUNITY BANKS, INC.

(Exact name of registrant as specified in its charter)

Georgia	No. 001-35095	No. 58-180-7304
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

125 Highway 515 East

Blairsville, Georgia 30512

(Address of principal executive offices)

Registrant's telephone number, including area code:

(706) 781-2265

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§240.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 10, 2018, United Community Banks, Inc. (the “Company”) entered into an underwriting agreement with Morgan Stanley & Co. LLC acting severally on behalf of themselves and the several underwriters named therein (the “Underwriting Agreement”), in connection with its public offering of $100,000,000 aggregate principal amount of its 4.500% Fixed to Floating Rate Subordinated Notes due January 30, 2028 (the “Notes”).

The sale of the Notes was made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-203548) (the “Registration Statement”), including a prospectus supplement dated January 9, 2018 and a final prospectus supplement dated January 10, 2018 to the prospectus contained in the Registration Statement. The final prospectus supplement was filed by the Company with the Securities and Exchange Commission, pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended.

The description of the Underwriting Agreement is a summary and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On January 11, 2018, the Company issued a press release announcing the upsizing and pricing of its underwritten public offering of $100,000,000 aggregate principal amount of 4.500% Fixed to Floating Rate Subordinated Notes due January 30, 2028. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 10, 2018, by and among the Company and Morgan Stanley & Co. LLC acting severally on behalf of themselves and the several underwriters named therein

99.1	News Release, dated January 11, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITED COMMUNITY BANKS, INC.

By:	/s/ Jefferson Harralson
Jefferson Harralson
Executive Vice President and
Chief Financial Officer

Date: January 12, 2018